EXHIBIT A

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Stock of Tarsus Pharmaceuticals, Inc.

Date: November 6, 2024	FRAZIER LIFE SCIENCES IX, L.P.
By FHMLS IX, L.P., its general partner
By FHMLS IX, L.L.C., its general partner

	By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer

Date: November 6, 2024	FHMLS IX, L.P.
By FHMLS IX, L.L.C., its general partner

	By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer

Date: November 6, 2024	FHMLS IX, L.L.C.

	By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer

Date: November 6, 2024	By:	*
James Topper

Date: November 6, 2024	By:	*
Patrick Heron

Date: November 6, 2024	*By:	/s/ Steve R. Bailey
Steve R. Bailey, as Attorney-in-Fact

*	This Agreement was executed by Steve R. Bailey on behalf of the individuals listed above pursuant to a Power of Attorney, a copy of which was filed with the SEC on July 31, 2017.